Exhibit 99.1

N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE ANNOUNCES LEADERSHIP ROTATION TO SUPPORT COMPANY’S GROWTH AND DEVELOPMENT

ST. LOUIS (June 8, 2018) - Centene Corporation (NYSE: CNC) today announced, consistent with its policy of rotating executives as part of its executive development program, a rotation that provides for new roles and responsibilities for a number of its senior executives in order to continue to capitalize on the Company’s depth of management and position Centene for growth:

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Claudio Abreu, EVP, Specialized Markets, Business Operations and Shared Services, will continue in that role and will assume additional responsibility for new business contracting, provider strategies and quality programs;

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Cynthia Brinkley has been appointed Chief Administrative and Markets Officer with continued responsibility for U.S. and international markets. Ms. Brinkley will also be responsible for a newly formed Transformation Office, project management, integration planning and other office services including facilities and physical security;

•	Brandy Burkhalter, has been appointed EVP, Operations, with responsibility for products, shared services and other business operations;

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Chris Koster, SVP, Corporate Services, will continue in that role and will assume responsibilities for Compliance, Internal Audit and Risk Management while the company conducts a search for Ms. Burkhalter’s replacement; and

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Brent Layton, Chief Business Development Officer, will continue in that role and will assume responsibility for international business development, in addition to his current domestic business development responsibilities.

Cynthia Brinkley, Brandy Burkhalter, Chris Koster and Brent Layton will continue to report to Michael F. Neidorff, Chairman and Chief Executive Officer. Claudio Abreu will report to Brandy Burkhalter.

“We will continue to implement strategies across all aspects of the company that take Centene to the next level,” said Mr. Neidorff.  “This rotation of corporate responsibilities is consistent with our previously announced organizational program in support of Centene’s growth and development.  We are fortunate to have a strong management team and believe that Centene’s success as a leading healthcare provider will continue to be driven by collaboration at the top and cultivating leaders that are focused on serving our members and pursuing value-creating, strategic growth.”

These appointments, and new roles and responsibilities are effective immediately.
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About Centene Corporation

Centene Corporation, a Fortune 100 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long-Term Services and Supports (LTSS), in addition to other state-sponsored programs, Medicare (including the Medicare prescription drug benefit commonly known as “Part D”), dual eligible programs and programs with the U.S. Department of Defense and U.S. Department of Veterans Affairs. Centene also provides healthcare services to groups and individuals delivered through commercial health plans. Centene operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, commercial programs, home-based primary care services, life and health management, vision benefits management, pharmacy benefits management, specialty pharmacy and telehealth services.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene’s investor relations website, http://www.centene.com/investors.